                 VSUS TECHNOLOGIES, INC. ANNOUNCES COMPLETION OF
                          MERGER WITH 1ST ALERTS, INC.

          COMBINED COMPANY TO FOCUS ON BROAD-BASED TECHNOLOGY SOLUTIONS
               AND APPLICATIONS FOR BOTH BUSINESSES AND CONSUMERS

NEW YORK, NEW YORK.--(PrimeZone Media Network)--April 21, 2005--VSUS
Technologies, Inc. (OTCBB: VSUS) (the "Company"), hereby announces the completion of a merger with 1st Alerts, Inc. ("1st Alerts") on April 14, 2005, pursuant to which 1st Alerts merged with and into First Info Network, Inc., a wholly owned subsidiary of the Company (the "Merger"). 1st Alerts cutting edge technology provides up-to-the-minute information over a secure, private intranet, through a combination of push and pull technologies. The Company will continue to trade in North America on the OTC BB under the ticker symbol VSUS.

At the time of the Merger, among other things, the Company exchanged an aggregate of 13,000,000 shares of the Company's common stock, and 200 shares of the Company's Series B Preferred Stock, for all of the issued and outstanding shares of capital stock of 1st Alerts. The officers and directors of 1st Alerts became officers and directors of the Company. As a result of the Merger, 1st
Alerts no longer exists and the surviving corporation, First Info Network, Inc., will continue the existing businesses conducted by 1st Alerts.

In addition to the Merger, the Company has reorganized its business by transferring substantially all of its assets to VSUS Secured Services, Inc., a wholly owned subsidiary of the Company. Consequently, as a result of this transaction and the Merger, the Company is now operating as a diversified holding company, providing information technology products and services for a variety of end-users through its wholly-owned subsidiaries, First Info Network,
Inc. and VSUS Secures Services, Inc.

Furthermore, First Info Network, Inc. is currently in the final phases of beta-testing its first product and is expected to commence a soft-launch of the product within the next 21 days. The Company's Chief Financial Officer Steven
Goldberg, stated, "We are very excited about the first product that our subsidiary First Info Network is bringing to market, as it will enable users to simplify and customize their computer experience on an everyday basis. The product called MYONESCREEN is expected to be launched in the beginning of May and it is anticipated that it will be introduced to the public via an extensive public relations campaign."

About VSUS Technologies, Inc.

VSUS Technologies, Inc. develops and markets highly secure communications systems for use over the internet by both businesses and consumers. With expertise in secure online information exchange, VSUS Technologies focuses on developing products for both individuals and businesses that need to communicate in privacy, and in a secure environment. For more information, please visit
www.myonescreen.com or contact First Info Network at (561) 994-0800 xt21.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by the use of such terminology as "believes," "expects," "may,"
"will," "should," "anticipates," "plans," "estimates," and "intends," or derivations or negatives thereof, or comparable terminology. Accordingly, such statements involve risks (known and unknown) and uncertainties. The forward-looking statements are based on assumptions that the company believes are reasonable based on the best information currently available. However, there are a number of risks associated with these assumptions. These risks and uncertainties relate to future revenues, product development, market acceptance, responses from competitors, capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of the company's business and operations, plans, references to future success and other such matters, and other risk factors and uncertainties detailed in this press release, described from time to time in the company's other Securities and Exchange Commission filings, or discussed in the company's press releases. All forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the company's Annual Report filed on Form 10-KSB.